UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 8, 2008

Date of Report (Date of earliest event reported)

FLEXPOINT SENSOR SYSTEMS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	0-24368 (Commission File Number)	87-0620425 (IRS Employer Identification No.)
106 West Business Park Drive, Draper, Utah (Address of principal executive offices)		84020 (Zip code)

Registrant’s telephone number, including area code:  801-568-5111

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer or Directors, Compensatory Arrangements of Certain Officers.

On August 8, 2008 the board of directors of Flexpoint Sensor Systems, Inc. appointed Thomas N. Strong as Comptroller/Chief Financial Officer and Secretary/Treasurer of the company.  Mr. Strong is 53 years old and has over 20 years experience in the accounting field, primarily in controller positions.  He previously served as Flexpoint’s corporate controller from 1998 to 2000. As of the date of this report, Flexpoint has not executed a compensation agreement with Mr. Strong.

From 2005 to 2008 Mr. Strong was employed by Praxair Healthcare Services as a Regional Financial Analyst, and part of his responsibilities with this provider of medical gases and equipment  was to direct that company’s regional compliance with the Sarbanes-Oxley Act of 2002.  From 2002 to 2005 he was employed as Regional Corporate Controller for INVE America and Subsidiaries, an international agriculture and aquaculture company.  Mr. Strong holds a Bachelors of Science degree in accounting from the University of Utah and an MBA - Accounting emphasis from the University of Phoenix.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2008	FLEXPOINT SENSOR SYSTEMS, INC. By: /s/ Clark M. Mower Clark M. Mower President and Chief Executive Officer